Exhibit 99.1

NEWS RELEASE
CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports Second Quarter Results

HOUSTON, TX, August 21, 2014 -- Stage Stores, Inc. (NYSE: SSI) today reported financial results for the second quarter ended August 2, 2014.

Total sales were $377 million. Comparable store sales decreased 4.2%. The Company reported net income of $11.2 million, or $0.35 per diluted share, versus EPS of $0.29 for the second quarter of the prior year period. On an adjusted basis, EPS from continuing operations in the 2013 second quarter was $0.45.

Michael Glazer, President and Chief Executive Officer, stated, “We found the second quarter to be challenging, but we were encouraged that our sales trend improved towards the end of the quarter. We were pleased with the performance of our back-to-school categories as well as cosmetics, which delivered another strong quarterly performance. We managed our merchandise margins and inventory well and feel good about forward looking inventory levels and content. We expect improved second half results given our sales driving initiatives.”

Reported Results
The Company reported earnings of $11.2 million, or $0.35 per diluted share, for the second quarter. For the prior year’s second quarter, including discontinued operations and one-time items, the Company reported earnings of $9.6 million, or $0.29 per diluted share. The prior year’s quarterly earnings include results from the Steele’s division, which was sold on March 7, 2014.

For the first six months of the fiscal year, comparable store sales decreased 2.2%. The net loss for the first half of 2014, including discontinued operations, was $7.6 million, or $0.24 per share, compared to net income of $2.8 million, or $0.08 per diluted share, in the comparable prior year period.

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Stage Stores Reports
Second Quarter Results
Page - 2

Revised Full Year 2014 Guidance
Comparable store sales for the second half of the year are now expected to be in the range of flat to positive 2.0%. EPS guidance for the full year from continuing operations is now expected to be in the range of $1.05 - $1.15.

	FY 2014 OUTLOOK*			FY 2013*
Sales ($mm)	$1,610	—	$1,625	$1,610

Adjusted EPS	$1.05	—	$1.15	1.22**

Diluted Shares (m)	32,240			32,765

                    *From continuing operations.
        **Adjusted to exclude one-time items.

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its second quarter results. Interested parties can participate in the Company’s conference call by dialing 703-639-1358. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link. A replay of the conference call will be available online until midnight on Friday, August 29, 2014.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles and Stage names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company currently operates 849 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words. In this document, forward-looking statements

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Stage Stores Reports
Second Quarter Results
Page - 3

include comments regarding the Company’s sales, EPS and diluted share count outlooks for the 2014 fiscal year. Forward-looking statements also include comments regarding the Company’s out look for comparable store sales for the second half of the 2014 fiscal year. Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 2, 2014, and other factors as may periodically be described in our other filings with the SEC. Forward-looking statements speak only as of the date of this document. We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	August 2, 2014		August 3, 2013
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$377,446	100.0%	$389,991	100.0%
Cost of sales and related buying, occupancy and distribution expenses	265,106	70.2%	274,416	70.4%
Gross profit	112,340	29.8%	115,575	29.6%
Selling, general and administrative expenses	93,108	24.7%	97,489	25.0%
Store opening costs	224	0.1%	122	—%
Interest expense	755	0.2%	708	0.2%
Income from continuing operations before income tax	18,253	4.8%	17,256	4.4%
Income tax expense	7,061	1.9%	6,424	1.6%
Income from continuing operations	11,192	3.0%	10,832	2.8%
Loss from discontinued operations, net of tax benefit of $0 and $715, respectively	—	—%	(1,225)	(0.3)%
Net income	$11,192	3.0%	$9,607	2.5%

Basic earnings (loss) per share data:
Continuing operations	$0.35		$0.33
Discontinued operations	—		(0.04)
Basic earnings per share	$0.35		$0.29
Basic weighted average shares outstanding	31,757		32,762

Diluted earnings (loss) per share data:
Continuing operations	$0.35		$0.33
Discontinued operations	—		(0.04)
Diluted earnings per share	$0.35		$0.29
Diluted weighted average shares outstanding	31,825		33,073

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twenty-Six Weeks Ended
	August 2, 2014		August 3, 2013
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$749,486	100.0%	$762,094	100.0%
Cost of sales and related buying, occupancy and distribution expenses	559,205	74.6%	556,890	73.1%
Gross profit	190,281	25.4%	205,204	26.9%
Selling, general and administrative expenses	189,162	25.2%	195,436	25.6%
Store opening costs	1,032	0.1%	1,097	0.1%
Interest expense	1,479	0.2%	1,294	0.2%
Income (loss) from continuing operations before income tax	(1,392)	(0.2)%	7,377	1.0%
Income tax expense (benefit)	(538)	(0.1)%	2,733	0.4%
Income (loss) from continuing operations	(854)	(0.1)%	4,644	0.6%
Loss from discontinued operations, net of tax benefit of $4,257 and $1,114 respectively	(6,748)	(0.9)%	(1,893)	(0.2)%
Net income (loss)	$(7,602)	(1.0)%	$2,751	0.4%

Basic earnings (loss) per share data:
Continuing operations	$(0.03)		$0.14
Discontinued operations	(0.21)		(0.06)
Basic earnings (loss) per share	$(0.24)		$0.08
Basic weighted average shares outstanding	31,624		32,534

Diluted earnings (loss) per share data:
Continuing operations	$(0.03)		$0.14
Discontinued operations	(0.21)		(0.06)
Diluted earnings (loss) per share	$(0.24)		$0.08
Diluted weighted average shares outstanding	31,624		32,908

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	August 2, 2014	February 1, 2014
ASSETS
Cash and cash equivalents	$26,094	$14,762
Merchandise inventories, net	451,465	434,407
Prepaid expenses and other current assets	48,368	40,082
Total current assets	525,927	489,251

Property, equipment and leasehold improvements, net	280,903	282,534
Intangible asset	14,910	14,910
Other non-current assets, net	24,112	24,142
Total assets	$845,852	$810,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$125,480	$125,707
Accrued expenses and other current liabilities	69,796	69,549
Total current liabilities	195,276	195,256

Long-term debt obligations	107,415	60,871
Other long-term liabilities	96,666	100,266
Total liabilities	399,357	356,393

Commitments and contingencies	—	—

Common stock, par value $0.01, 100,000 shares authorized, 31,789 and 31,222 shares issued, respectively	318	312
Additional paid-in capital	391,678	384,295
Less treasury stock - at cost, 0 and 0 shares, respectively	(855)	(967)
Accumulated other comprehensive loss	(4,493)	(4,616)
Retained earnings	59,847	75,420
Total stockholders' equity	446,495	454,444
Total liabilities and stockholders' equity	$845,852	$810,837

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	August 2, 2014	August 3, 2013
Cash flows from operating activities:
Net income (loss)	$(7,602)	$2,751
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, amortization and impairment of long-lived assets	31,261	30,664
Loss on retirements of property, equipment and leasehold improvements	655	261
Deferred income taxes	(262)	70
Tax benefit from stock-based compensation	126	1,779
Stock-based compensation expense	4,436	4,025
Amortization of debt issuance costs	150	129
Excess tax benefits from stock-based compensation	(826)	(1,998)
Deferred compensation obligation	(112)	197
Amortization of employee benefit related costs	199	305
Construction allowances from landlords	2,756	1,418
Changes in operating assets and liabilities:
Increase in merchandise inventories	(17,058)	(28,322)
Increase in other assets	(8,416)	(11,764)
Decrease in accounts payable and other liabilities	(7,396)	(344)
Total adjustments	5,513	(3,580)
Net cash used in operating activities	(2,089)	(829)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(30,286)	(29,937)
Proceeds from disposal of assets	1,448	11
Net cash used in investing activities	(28,838)	(29,926)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	227,365	214,725
Payments of revolving credit facility borrowings	(179,600)	(169,650)
Payments of long-term debt obligations	(1,412)	(363)
Payments of debt issuance costs	—	(125)
Payments for stock related compensation	(1,989)	(2,165)
Proceeds from exercise of stock awards	5,040	9,949
Excess tax benefits from stock-based compensation	826	1,998
Cash dividends paid	(7,971)	(7,405)
Net cash provided by financing activities	42,259	46,964
Net increase in cash and cash equivalents	11,332	16,209

Cash and cash equivalents:
Beginning of period	14,762	17,937
End of period	$26,094	$34,146

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net income (loss):
On a U.S. GAAP basis	$11,192	$9,607	$(7,602)	$2,751
Loss from discontinued operations	—	1,225	6,748	1,893
Income (loss) from continuing operations	11,192	10,832	(854)	4,644
South Hill Consolidation related charges, net of tax of $2,367 and $5,983, respectively	—	4,104	—	10,166
On a non-U.S. GAAP basis	$11,192	$14,936	$(854)	$14,810

Diluted earnings (loss) per share:
On a U.S. GAAP basis	$0.35	$0.29	$(0.24)	$0.08
Loss from discontinued operations	—	0.04	0.21	0.06
Income (loss) from continuing operations	0.35	0.33	(0.03)	0.14
South Hill Consolidation related charges	—	0.12	—	0.31
On a non-U.S. GAAP basis	$0.35	$0.45	$(0.03)	$0.45